SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) January 18, 2001


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




     Delaware                       0-16014                    23-2417713
(State or other             (Commission File Number)         (IRS Employer
jurisdiction of                                           Identification No.)
 incorporation)



               One North Main Street - Coudersport, PA 16915-1141 (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830

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Item 5.  Other Events.

In a press release dated January 18, 2001, a copy of which is attached to this Form 8-K and filed herewith under Item 7 as Exhibit 99.01, Adelphia Communications Corporation announced the final pricing and increased size terms for its previously announced public offerings of Class A Common Stock and Convertible Subordinated Notes due 2006. The final prospectus supplements for these transactions provide for offerings of $750 million aggregate principal amount of 6% Convertible Subordinated Notes due 2006 and 17,000,000 shares of Class A Common Stock at a public offering price of $44.75 per share, prior to the exercise of any underwriters' over-allotment options. The 6% Convertible Subordinated Notes due 2006 are convertible into Class A Common Stock of Adelphia at a conversion price of $55.49 per share.

These public offerings will generate gross proceeds totaling approximately $1.5 billion. Net proceeds will be initially invested in cash equivalents or used to repay revolving credit facilities of Adelphia's subsidiaries, and thereafter will be available for general corporate purposes. The transaction size of the offerings was increased from the previously announced $400 million for the Convertible Subordinated Notes and approximately $485 million for the Class A Common Stock. Closing for each of the two separate offerings is expected to occur on January 23, 2001.

In addition to the Class A Common Stock and 6% Convertible Subordinated Notes due 2006 to be sold to the public, the family of John Rigas, Chairman of Adelphia, has entered into agreements with Adelphia to purchase approximately $167 million aggregate principal amount of 6% Convertible Subordinated Notes due 2006 of Adelphia, which are convertible into Class B Common Stock at a conversion price of $55.49 per share, and approximately 5,819,367 shares of Class B Common Stock of Adelphia at a price per share equal to $42.96 (the public offering price less the underwriting discount in the Class A Common Stock public offering), plus in each case an interest factor. The closings on these Rigas family purchases will raise total proceeds of approximately $417 million and are to occur within 270 days after the closings of the above mentioned public offerings of 6% Convertible Subordinated Notes due 2006 and Class A Common Stock.

With respect to the Company's public offering of 6% Convertible Subordinated Notes due 2006, the Company determined that less than ten percent of the net proceeds to the Company from such Notes offering will be paid to NASD members participating in the distribution or associated or affiliated persons of such members. As a result, such Notes offering is not subject to NASD Rule 2710(c)(8) or Rule 2720 and no underwriter was required to serve or served as a "qualified independent underwriter" in connection with such offering. Any inconsistent statements in the Company's final prospectus supplement dated January 17, 2001 relating to such Notes offering are hereby superseded.

Item 7.  Financial Statements and Exhibits

Exhibit No.                      Description

99.01             Press Release dated January 18, 2001 (Filed Herewith).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18,  2001               ADELPHIA COMMUNICATIONS CORPORATION
                                                  (Registrant)

                                      By:   /s/ Timothy J. Rigas
                                            Timothy J. Rigas
                                            Executive Vice President, Treasurer
                                            and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                      Description

99.01             Press Release dated January 18, 2001 (Filed Herewith).